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                                                                    EXHIBIT 24.2

                                             July 16, 1998

Armando A. Pena
1 Riverside Plaza
Columbus, Ohio  43215

Richard C. Kelly
1225 Seventeenth Street
Denver, Colorado  80502

Dear Sirs:

     Yorkshire Power Finance Limited (the "Company") proposes to file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (i) $650,000,000 aggregate principal amount of its Senior Notes and (ii) guarantees of the above-mentioned securities by Yorkshire Power Group Limited, the parent of the Company.

     The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, to be accompanied by a prospectus and any appropriately amended prospectus and any necessary exhibits.

     The Company hereby authorizes you or any one of you to execute said registration statement and amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

     The undersigned directors and officers of the Company hereby authorize you or any one of you to sign said registration statement on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement by appropriate amendment or amendments and to file the same as aforesaid.

Very truly yours,

Executed as a deed by            )
YORKSHIRE POWER FINANCE LIMITED  ) /s/ Roger Dickinson
in the presence of               )

/s/ Galan Rodney Harper Moss
Witness
Name:  Galan Rodney Harper Moss
Title:    Legal Executive

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Executed as a deed by:

/s/ Graham J. Hall
Graham J. Hall
Director and Principal Executive Officer

Executed as a deed by:

/s/ Roger Dickinson
Roger Dickinson
Director

Executed as a deed by:

/s/ Andrew G. Donnelly
Andrew G. Donnelly
Director and Principal Financial Officer
and Principal Accounting Officer

Witness to each of the above signatures:

/s/ Galan Rodney Harper Moss
Name: Galan Rodney Harper Moss

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